                                                                  EXHIBIT 99.a28

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation (a) has duly established a new series of shares titled Mid Cap Value Fund (hereinafter referred to as a
"Series" for the Corporation's stock and (b) has allocated Three Billion
(3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these
Articles Supplementary, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

 Series                           Number of Shares        Aggregate Par Value
 ------                           ----------------        -------------------

Equity Income Fund                   705,000,000              $  7,050,000

Value Fund                         1,050,000,000                10,500,000

Real Estate Fund                      55,000,000                   550,000

Small Cap Value Fund                 462,500,000                 4,625,000

Equity Index Fund                    500,000,000                 5,000,000

Large Company Value Fund             212,500,000                 2,125,000

Mid Cap Value Fund                    15,000,000                   150,000

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes of shares for the
Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                Number of
                                                Shares            Aggregate
   Series Name               Class Name         Allocated         Par Value
   -----------               ----------         ---------         ---------

Equity Income Fund           Investor           500,000,000       $5,000,000
                             Institutional       50,000,000          500,000
                             Service                      0                0
                             R                   10,000,000          100,000
                             Advisor            125,000,000        1,250,000
                             C                   20,000,000          200,000

Value Fund                   Investor           800,000,000       $8,000,000
                             Institutional      100,000,000        1,000,000
                             Service                      0                0
                             Advisor            110,000,000        1,100,000
                             C                   20,000,000          200,000
                             A                   10,000,000          100,000
                             B                   10,000,000          100,000
                             C II                         0                0

Real Estate Fund             Investor            30,000,000         $300,000
                             Institutional       12,500,000          125,000
                             Service                      0                0
                             Advisor             12,500,000          125,000

Small Cap Value Fund         Investor           300,000,000       $3,000,000
                             Institutional       50,000,000          500,000
                             Service                      0                0
                             Advisor            100,000,000        1,000,000
                             C                   12,500,000          125,000

Equity Index Fund            Investor           100,000,000       $1,000,000
                             Institutional      400,000,000        4,000,000

Large Company Value Fund     Investor           100,000,000       $1,000,000
                             Institutional       50,000,000          500,000
                             Service                      0                0
                             Advisor             12,500,000          125,000
                             C                   10,000,000          100,000
                             R                   10,000,000          100,000
                             A                   20,000,000          200,000
                             B                   10,000,000          100,000
                             C II                         0                0

Mid Cap Value Fund           Investor            15,000,000         $150,000

     THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each
Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of January, 2004.

                                         AMERICAN CENTURY
ATTEST:                                  CAPITAL PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
---------------------------------        ------------------------------------
Name:  Anastasia H. Enneking             Name:   Charles A. Etherington
Title:   Assistant Secretary             Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

                                         /s/ Charles A. Etherington
Dated:  January 12, 2004                 -----------------------------------
                                         Charles A. Etherington, Vice President